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[IMPAX LOGO]



COMPANY CONTACTS:                      INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.               Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards, CEO                  Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360               (212) 838-3777
Larry Hsu, Ph.D. President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111               (310) 691-7100
www.impaxlabs.com                      www.lhai.com





                      IMPAX ANNOUNCES DELAY IN 10-K FILING


HAYWARD, CALIF. (MARCH 31, 2005) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) today announced that it was not able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 Form 10-K") by March 31, 2005. On March 16, 2005, the Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission ("SEC") for the 2004 Form 10-K, in which it stated that the Company expected to be able to file the 2004 Form 10-K by the end of March, within the 15-day extension provided by the SEC. As previously announced by the Company in its March 14, 2005 press release and the Form 12b-25 filing, the additional time has been required to allow the Company to complete the year-end financial closing. The nature of the restatements announced last quarter significantly increased the complexity and scope of the year-end closing process. The delay also has been caused by the additional time required to complete the extensive Sarbanes-Oxley Section 404 internal controls requirements, necessary for the first time with this year's 2004 Form 10-K filing, and additional time required for the Company to investigate and evaluate potential material weaknesses or potential significant deficiencies in connection with the Sarbanes-Oxley Section 404 internal control evaluation.

The Company is endeavoring to complete the year-end financial closing and internal control assessment and file the 2004 Form 10-K as soon as possible, but is unable to predict when the 2004 Form 10-K will be filed. The Company will issue a press release to announce when it plans to release fourth quarter and year-end 2004 results and details regarding its related quarterly conference call.

The Company has sent notification to NASDAQ that the Company's 2004 Form 10-K was not filed by March 31, 2005. As a result of its failure to file the 2004 Form 10-K by March 31, 2005, the Company is no longer in compliance with conditions for the continued listing of the Company's common stock on the NASDAQ Stock Market under NASDAQ Marketplace Rule 4310(c)(14) until it files the 2004 Form 10-K. The Company expects that NASDAQ will append a fifth character, "E", to the Company's trading symbol until it has filed the 2004 Form 10-K. Furthermore, NASDAQ can issue a delisting letter. The Company expects to request and participate in a hearing before a NASDAQ panel regarding its compliance with the listing standards.


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IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from Impax's delay in filing its 2004 Form 10-K including possible delisting from the NASDAQ National Market, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.